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                                                                   Exhibit 10.1b

                               Amendment No. 1 to
                       Redline Performance Products, Inc.
                             2000 Stock Option Plan

Section 3 of the Company's 2000 Stock Option Plan shall be amended to read as follows:

"3.) Option Stock Available Under Plan.

      The Corporation's authorized Capital Stock in an amount equal to Seven Hundred Thousand (700,000) shares is hereby made available, and shall be reserved for issuance under this Plan. The aggregate number of shares available under this Plan shall be subject to adjustment on the occurrence of any of the events and in the manner set forth in Section 8. Except as provided in Section 8, in no event shall the number of shares reserved be reduced below the number of shares issuable upon exercise of outstanding Options. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares, shall (unless the Plan shall have been terminated) become available for other Options under the Plan."